Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE APPOINTS STEVE CRAIG TO ITS BOARD OF DIRECTORS

DURANGO, Colo., December 4, 2023 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory Inc. (Nasdaq: RMCF) (the “Company”, “we”, “RMC”, or “Rocky Mountain Chocolate”), an international franchisor and producer of premium chocolates and other confectionery products, including gourmet caramel apples, today announced that Steve Craig has been appointed to the Company’s Board of Directors.

Mr. Craig is a seasoned business strategist with over 30 years of executive and board experience for both public and private companies, primarily in the real estate sector. For nearly four decades he has developed, owned and operated commercial real estate, primarily outdoor malls for retail shops and restaurants, throughout the United States. Mr. Craig started his career with Ginsburg Craig Associates, which in 1993 merged with Chelsea Property Group, to form Chelsea GCA Realty, Inc. (‘Chelsea GCA”), which subsequently went public via an IPO on the New York Stock Exchange. He served as President/Chief Operating Officer and Director of Chelsea GCA. For the last two decades Mr. Craig has successfully developed and operated over a dozen centers containing upscale retail shopping and dining destinations in nine states.

“We are pleased to welcome Steve to our Board of Directors,” said RMC Board Chair Jeff Geygan. “Steve brings extensive experience in commercial real estate development, an important component of our retail franchise expansion strategy. He is a multi-unit operator of 6 franchised concepts, and has been a franchisee of Rocky Mountain Chocolate since 2011. He will be a terrific addition to our board.”

Mr. Craig, a prominent philanthropist, made a significant investment in aspiring entrepreneurial youth in his home state of Missouri with the endowment and founding of the Steven L. Craig School of Business at Missouri Western State University in 2009. The Craig School of Business’ Center for Franchise Development trains and develops students to become owners and operators of franchised businesses. The program has graduated 33 students who were awarded franchised stores in 12 states, and currently include 10 alumni operating 15 Rocky Mountain Chocolate stores.

Mr. Craig’s other charitable activities include his annual Shopping Extravaganza held at his properties which generate proceeds in excess of $250k annually to local charities, and KidWorks which works to restore at-risk neighborhoods in Santa Ana, CA. Mr. Craig is a Hall of Fame inductee at both Missouri Western State University and Santa Ana College for his charitable contributions.

Mr. Craig received his Bachelor of Science degree in Business Administration from the University of Southern California.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. (dba “Rocky Mountain Chocolate”) is an international franchiser of premium chocolate and confection stores, and a producer of an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples. Rocky Mountain Chocolate was named one of America’s Best on Newsweek's list of "America's Best Retailers 2023" in the chocolate and candy stores category. The Company is headquartered in Durango, Colorado. Its subsidiaries, franchisees and licensees currently operate over 260 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operating results - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com